UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas  75201

(Address of principal executive offices)   (zip code)

(214) 462-6831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

CFO Transition

Karen L. Parkhill has agreed to join Comerica Incorporated (“Comerica”) as Vice Chairman.  She is expected to start on or around August 8, 2011 and, in addition to her Vice Chairman position, will replace Elizabeth S. Acton as the Chief Financial Officer after a transition period.  It is currently anticipated that Ms. Parkhill will commence serving as Chief Financial Officer immediately after the filing of Comerica’s Form 10-Q for the quarter ending September 30, 2011.

Ms. Acton plans to resign from her Chief Financial Officer role, effective immediately following the filing of Comerica’s Form 10-Q for the quarter ending September 30, 2011. Following this resignation, it is expected that Ms. Acton will continue as Comerica’s Executive Vice President until her retirement from Comerica, which is currently anticipated to occur in April 2012.

Ms. Parkhill, age 45, worked for J.P. Morgan Chase & Co. (financial services company) in various capacities from 1992 to March 2011.  From September 2007 to March 2011, she served as Managing Director and Chief Financial Officer of J.P. Morgan Chase & Co.’s Commercial Banking Business, which is one of six lines of businesses that report publicly to investors.  From April 2006 to May 2007, she was on sabbatical from JP Morgan Chase & Co.  From May 2002 to April 2006, she held the position of Managing Director, Investment Banking Coverage Group of JP Morgan Chase & Co., where she served as Client Executive for over 20 large corporate clients.

Ms. Parkhill has no family relationships with any director or executive officer of Comerica, and there are no arrangements or understandings with any person pursuant to which she was selected as an officer of Comerica. In addition, there are no transactions in which Ms. Parkhill has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Ms. Parkhill will be granted, in connection with her employment, a non-qualified option to purchase 60,000 shares of the Corporation’s common stock, 10,000 shares of restricted stock and 34,200 restricted stock units under Comerica’s 2006 Amended and Restated Long-Term Incentive Plan. Comerica plans to enter into its standard employee non-qualified stock option agreement, its standard employee five year cliff restricted stock agreement and its standard employee restricted stock unit agreement with Ms. Parkhill in connection with those respective grants.

On July 27, 2011, the registrant issued a press release regarding the appointment of Ms. Parkhill.  A copy of the press release is attached hereto as Exhibit 99.1.

Amendments to Deferred Compensation Plans

On July 26, 2011, the Governance, Compensation and Nominating Committee (the “Committee”) of Comerica amended and restated the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the “Deferred Compensation Plan”) and the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (together with the Deferred Compensation Plan, the “Plans”).  The Plans, as amended, have terms and conditions substantially similar to the respective previous versions of the Plans except for the following:  the Deferred Compensation Plan was amended to revise the definition of “Eligible Employee” to include only employees that are notified of their eligibility to participate in the Deferred Compensation Plan by the Committee; each of the Plans was amended to revise the definition of “Disability” to correspond to the definition of “Disability” under Comerica’s long-term disability plan, and each of the Plans was amended to clarify the administration of distributions to certain specified employees under Section 409A of the Internal Revenue Code in the event of separation from service due to disability.  The summary of the amendments to the Plans set forth above is qualified in all respects by reference to the Plans, as amended, copies of which are being filed herewith as Exhibit 10.1 and Exhibit 10.2.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	10.1	1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (amended and restated on July 26, 2011).

	10.2	1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (amended and restated on July 26, 2011).

	99.1	Press release dated July 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Jon W. Bilstrom
Name:	Jon W. Bilstrom
Title:	Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary

Date: July 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (amended and restated on July 26, 2011).

10.2	1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (amended and restated on July 26, 2011).

99.1	Press release dated July 27, 2011.